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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 9, 2007 (except for paragraph 2 of Note 19, as to which the date is June 25, 2007), in the Registration Statement (Amendment No. 5 to Form S-1 No. 333-141273) and related Prospectus of Polypore International, Inc. for the registration of 17,250,000 shares of its common stock.

/s/ ERNST & YOUNG LLP

Charlotte, North Carolina
June 25, 2007

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Consent of Independent Registered Public Accounting Firm